Exhibit 99.1

November 3, 2022

We are pleased to report the financial results for Union Bankshares, Inc. as of September 30th, 2022. Consolidated net income for the three months ended September 30, 2022 was $3.8 million, compared to $3.9 million, for the same period in 2021, and $9.2 million, for the nine months ended September 30, 2022, compared to $9.8 million, for the same period in 2021. Total assets were $1.3 billion as of September 30, 2022, compared to $1.2 billion as of September 30, 2021, an increase of $142.0 million, or 12.3%. Given the changes in the operating environment in 2022 compared to 2021, Management and the Board are generally pleased with these results.
When we developed our business plan for 2022, we expected moderately increasing interest rates, a slowing real estate market, and lower balance sheet growth. While we were directionally correct, we did not anticipate the magnitude of interest rate increases and the rapid slowing of the real estate market. We also did not forecast the sharp increase in inflation, particularly in the energy sector. As a result, the Federal Reserve began to fight inflation with substantial interest rate hikes that continue to this day. Sharp increases in short term rates and prospects for continued inflation caused long term residential loan rates to more than double, slowing the real estate market already constrained by a lack of available-for-sale inventory.
The slowing housing market and rapidly increasing interest rate environment resulted in a significant decrease in fee income from selling residential loans. Loan sales for the first nine months of 2022 generated fee income of $748 thousand, compared to $4.0 million for the first nine months of 2021. At the same time, our asset sensitive balance sheet, as well as strong loan origination volume, increased our net interest income to $29.1 million for the first nine months of 2022 compared to 26.5 million for the first nine months of 2021, an increase of $2.6 million.

Total loans outstanding as of September 30, 2022 were $942.5 million compared to $790.0 million as of September 30, 2021, an increase of $152.5 million, or 19.3%. Although less than prior years, loan demand for commercial and residential real estate remained strong during the first nine months of 2022. Construction loans remain strong with significant committed, but unadvanced funds available to be drawn in the coming months, which will continue to increase balances outstanding.
Investment securities were $255.7 million as of September 30, 2022. Most of these securities, primarily US government agency debt securities, were purchased prior to the recent increases in interest rates. The increase in interest rates, specifically the 10-year treasury rate, has decreased the current market value of the portfolio by $51.8 million as of September 30, 2022. Management assesses the credit quality of the investment portfolio as satisfactory and does not expect to realize losses from the portfolio.
We have just enjoyed another spectacular fall foliage season, with temperate weather and glorious leaf viewing shared with the many people who visit and enjoy our region. We feel blessed to live where others aspire to visit and hope for a more peaceful world stage than we have experienced this year.
We are pleased to report that the Board of Directors
declared a cash dividend of $0.35 per share for the
quarter payable November 3, 2022, to shareholders
of record as of October 29, 2022.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	Sept 30, 2022	Sept 30, 2021	Sept 30, 2022		Sept 30, 2021	Sept 30, 2022	Sept 30, 2021	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(9 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,061	$5,029	Interest Income	$11,463	$9,852	$31,593	$29,250
								Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
								Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	28,080	115,052	Interest Expense	1,023	706	2,519	2,786	David S. Silverman
			Net Interest Income	10,440	9,146	29,074	26,464	Janet P. Spitler
Interest Bearing Deposits in Banks	14,441	12,201
			Provision for Loan Losses	—	—	—	225
Investment Securities	241,255	185,387	Net Interest Income After Provision for Loan Losses	10,440	9,146	29,074	26,239	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	3,143	17,821
			Trust Income	203	216	629	599	DIRECTORS
Loans, net	939,352	772,222	Noninterest Income	2,264	3,985	6,058	9,362	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,340)	(8,561)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,575	3,918	10,505	10,554	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,718	21,808						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,151	1,192	3,751	3,564	Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	57,580	37,327						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,300,290	$1,158,286	Occupancy Expense, net	448	425	1,437	1,429	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	948	872	2,798	2,542		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	Sept 30, 2022	Sept 30, 2021	Other Expenses	2,244	2,141	6,284	6,301
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,366	8,548	24,775	24,390
Noninterest Bearing Deposits	$337,513	$252,940
			Income Before Taxes	4,541	4,799	10,986	11,810	VERMONT
Interest Bearing Deposits	722,208	680,438
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	136,691	107,266	Income Tax Expense	783	874	1,815	2,018	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	25,000	7,000	Net income	$3,758	$3,925	$9,171	$9,792	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,196	16,164	Earnings per share	$0.84	$0.87	$2.04	$2.18	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	12,954	10,730	Book Value Per Share			$11.06	$18.67	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,941	9,918						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,150	1,728						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	82,801	76,452							Branch
Accumulated Other Comprehensive (loss) Income	(40,938)	(188)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,226)	(4,162)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,300,290	$1,158,286							31 Market St	802.865.1000
Standby letters of credit were $1,729,000 and $2,364,000 at September 30, 2022 and 2021, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408